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                                                                                                EXHIBIT 12



                                      THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     -------------------------------------------------
                                            (Millions of Dollars Except Ratios)

                                                           Three Months Ended               Twelve Months Ended
                                                           ------------------               -------------------
                                                            December 31, 1995                 December 31, 1995
                                                            -----------------                 -----------------
EARNINGS:

Earnings from continuing operations
  before income taxes (Note 1)                                      $102.3                           $225.5
Interest expense                                                      45.4                            193.0
Portion of rent expense representative
  of an interest factor                                                5.6                             22.4
                                                                    ------                           ------
Adjusted earnings from continuing
  operations before taxes and
  fixed charges (Note 1)                                            $153.3                           $440.9
                                                                    ======                           ======

FIXED CHARGES:

Interest expense                                                    $ 45.4                           $193.0
Portion of rent expense representative
  of an interest factor                                                5.6                             22.4
                                                                    ------                           ------

Total fixed charges                                                 $ 51.0                           $215.4
                                                                    ======                           ======


RATIO OF EARNINGS TO FIXED CHARGES                                    3.01                             2.05
                                                                      ====                             ====




Note     1.  Amounts   exclude   earnings  from   discontinued   operations  and
         extraordinary loss from early extinguishment of debt.


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